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                                                                    Exhibit 3.71

                            CERTIFICATE OF FORMATION

                                       OF

                         CAPSTAR TUCSON COMPANY, L.L.C.

     This Certificate of Formation of CAPSTAR TUCSON COMPANY, L.L.C. (the "LLC"), dated as of July 8, 1997, is being duly executed and filed by John E. Plunket, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is CapStar Tucson Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ John E. Plunket
                                        ------------------------------
                                        John E. Plunket
                                        Authorized Person